Exhibit 99.1

DocGo Announces Strong First Quarter 2022 Results

Q1 Revenue of $118 Million Up 137% Over Comparable Prior Year Period

Bolsters Senior Staff, Expands Market Footprint

NEW YORK, NY, May 9, 2022 - DocGo (Nasdaq:DCGO), a leading provider of last-mile mobile health services and integrated medical transportation solutions, today announced financial and operating results for the first quarter ending March 31, 2022.

“During the first quarter we were able to continue our momentum from 2021, as we began the transition of some Covid-related services to longer term non-Covid related work both with new and existing customers.  Our goal is to make this transition as seamless as possible. While there are challenges, we are making great progress,” stated Stan Vashovsky, Chief Executive Officer and Co-Founder of DocGo.  “We also continue to expand our breadth and geographic reach, adding new services in new states, while bolstering the strength of our operational team.  Not only did DocGo grow revenue 137% over the year-ago period, but we also generated strong net income and cash flow, and we expect to see continued improvements in profitability over time. We continue to operate in a vast, untapped market with a scalable and capital efficient business model. Our first quarter results represent a strong start to what I anticipate will be a successful 2022, and I look forward to sharing additional updates.”

First Quarter Financial Highlights

•	Total revenue was $117.9 million. The Company estimates that Q1 2022 Covid testing revenues amounted to $38 million.
•	Q1 2022 total revenue of $117.9 million represents an increase of 137% over $49.7 million in total revenue for the first quarter of 2021, which included $20.4 million of Covid testing revenues. Excluding Covid testing revenues from both periods, total revenues in Q1 2022 increased by approximately 173% from Q1 2021.
•	The Company estimates that Covid testing revenue accounted for approximately 32% of total revenues in Q1 2022, compared to 41% in Q4 2021.
•	Mobile Health revenue increased to approximately $90.1 million, compared to $30.6 million in the first quarter of 2021. The increase reflects the extension of certain key contracts as well as a number of new contracts.
•	Medical transport revenue was approximately $27.8 million, up 46% from $19.1 million in the first quarter of 2021.
•	Net income was $9.4 million, compared to a net loss of $2.0 million in the first quarter of 2021.
•	Adjusted EBITDA(1) grew to approximately $13.6 million, versus Adjusted EBITDA of $0.4 million in the first quarter of 2021.

Select Corporate Highlights

•	Expanded our presence in New York and New Jersey through a new, multi-year contract with Aetna for our DocGo On-Demand Mobile Urgent Care service. The service will be provided to Aetna’s commercial and Medicare Advantage members in New York and New Jersey.
•	Strengthened our senior management ranks by hiring Lee Bienstock, a seasoned professional who spent the last 10 years at Google across various business units and initiatives, as DocGo’s Chief Operating Officer.
•	Interacted with 1.1 million patients in Q1 2022, representing an 88% increase over the same period in 2021.
•	Announced the launch of America’s first all-electric EV ambulance, and DocGo’s ‘Zero Emission’ initiative with the goal of converting our entire fleet of ambulances to EV by 2032. Subsequently, we completed our first patient transport in partnership with Jefferson Health.
•	Awarded three new contracts in the UK, adding new service areas to East England and Central England, and further expanding our footprint in Greater Manchester.
•	Expanded our relationship with Carnival Corporation, adding 15 additional ships and launching services in Mobile, Alabama.
•	Acquired new medical transportation licenses in Delaware and Maryland, expanding our US transportation footprint to eleven states.
•	Hosted a “Fireside Chat” format investor event featuring marquee customers Carnival Corporation and Thomas Jefferson University, who discussed why they chose DocGo for their companies’ mobile health and medical transportation needs.

2022 Guidance

The company continues to see strong demand from its customers for both mobile health and transportation services. Accordingly, the company is reiterating its prior revenue guidance for fiscal year 2022 of approximately $400-420 million. This represents growth of 25-32% over 2021 revenues. Excluding estimated Covid testing revenues from both years, its 2022 revenue guidance would represent an annual increase of 65% - 75% over 2021(3). Adjusted EBITDA(2) is anticipated to be approximately $35-41 million for 2022.

1 Adjusted EBITDA is a non-GAAP financial measure. See “Non-GAAP Financial Measures” below for additional information on this non-GAAP financial measure and a reconciliation to the most comparable GAAP measure.

2 Adjusted EBITDA is a non-GAAP financial measure. We have not reconciled Adjusted EBITDA outlook to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measure (net income). Forward- looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein.

3 See table below for additional detail.

******

Conference call and webcast

DocGo management will host a conference call and webcast to discuss the first quarter results tomorrow, May 10, at 8:30 am ET. To access the conference call, please dial 1-877-407-0784 (U.S.) or 1-201-689-8560 (international). Reference conference ID 13728508.

The webcast can be accessed using the following link:

https://viavid.webcasts.com/starthere.jsp?ei=1541038&tp_key=a8e9864837 or under “Events” on the “Investors” section of the company’s website, https://ir.docgo.com/. A replay of the webcast will be archived on the company’s investor relations page through June 2, 2022 at approximately 5:00 PM Eastern Time.

About DocGo

DocGo is a leading provider of last-mile mobile care services and integrated medical transportation solutions. DocGo is disrupting the traditional four-wall healthcare system by providing care to patients where and when they need it. DocGo's innovative technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit www.docgo.com.

Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and Section 27A of the U.S. Securities Act of 1933, as amended) concerning DocGo. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) our plans, objectives and intentions with respect to future operations, services and products, including our transition to non-COVID related services, geographic expansion, new and existing contracts and our “Zero Emission” initiative, (ii) our competitive position and opportunities, , including our ability to realize the benefits from our operating model, and (iii) other statements identified by words such as "may", "will", "expect", "intend", "plan", "potential", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "predict" "project", "aim", "goal", "outlook", "guidance", and similar words, phrases or expressions. These forward-looking statements are based on management's current expectations and beliefs, as well as assumptions made by, and information currently available to, management, and current market trends and conditions. Forward-looking statements inherently involve risks and uncertainties, many of which are beyond our control, and which may cause actual results to differ materially from those contained in our forward-looking statements. Accordingly, you should not place undue reliance on such statements. Particular uncertainties that could materially affect current or future results include possible accounting adjustments made in the process of finalizing reported financial results; any risks associated with global economic conditions and concerns; the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, such as the COVID-19 coronavirus pandemic; competitive pressures; pricing declines; rates of growth in our target markets; our ability to improve gross margins; cost-containment measures; legislative and regulatory actions; the impact of legal proceedings and compliance risks; the impact on our business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information; and the ability of the company to comply with laws and regulations regarding data privacy and protection. We undertake no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The following information provides definition and reconciliation of the non-GAAP financial measure presented in this earnings release to the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measure should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measure in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income (loss) calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be the Company’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

The table below reflects the calculation of Adjusted EBITDA for the three months ended March 31, 2022 compared to the prior year’s first quarter ended March 31, 2021:

DocGo Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2022	2021
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$188,353,909	$175,537,221
Accounts receivable, net of allowance of $8,023,348 and $7,377,389 as of March 31, 2022 and December 31, 2021, respectively	76,167,670	78,383,614
Prepaid expenses and other current assets	3,649,206	2,111,656
Total current assets	268,170,785	256,032,491

Property and equipment, net	12,624,427	12,733,889
Intangibles, net	10,579,310	10,678,049
Goodwill	8,686,966	8,686,966
Restricted cash	10,370,398	3,568,509
Operating lease right-of-use assets	3,962,805	4,195,682
Finance lease right-of-use assets	8,658,897	9,307,113
Equity method investment	520,063	589,058
Other assets	1,622,653	3,810,895
Total assets	$325,196,304	$309,602,652

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,120,928	$15,833,970
Accrued liabilities	38,174,025	35,110,877
Line of credit	1,025,881	25,881
Notes payable, current	593,831	600,449
Due to seller	1,411,169	1,571,419
Operating lease liability, current	1,404,651	1,461,335
Finance lease liability, current	3,262,004	3,271,990
Total current liabilities	60,992,489	57,875,921

Notes payable, non-current	1,171,306	1,302,839
Operating lease liability, non-current	2,788,103	2,980,946
Finance lease liability, non-current	6,402,846	6,867,420
Warrant liabilities	13,577,251	13,518,502
Total liabilities	84,931,995	82,545,628

Commitments and Contingencies

STOCKHOLDERS’ EQUITY:
Common stock ($0.0001 par value; 500,000,000 shares authorized as of March 31, 2022 and December 31, 2021; 100,475,958 and 100,133,953 shares issued and outstanding as of March 31, 2022 and December 31,2021, respectively)	10,208	10,013
Additional paid-in-capital	284,938,732	283,161,216
Accumulated deficit	(52,927,020)	(63,556,714)
Accumulated other comprehensive loss	(38,364)	(32,501)
Total stockholders’ equity attributable to DocGo Inc. and Subsidiaries	231,983,556	219,582,014
Noncontrolling interests	8,280,753	7,475,010
Total stockholders’ equity	240,264,309	227,057,024
Total liabilities and stockholders’ equity	$325,196,304	$309,602,652

DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
	2022	2021
Revenue, net	$117,891,552	$49,688,856
Expenses:
Cost of revenues (exclusive of depreciation and amortization, which is shown separately below)	77,987,573	35,860,742
Operating expenses:
General and administrative	23,860,616	12,035,526
Depreciation and amortization	2,201,021	1,597,676
Legal and regulatory	1,347,983	656,658
Technology and development	1,141,833	569,351
Sales, advertising and marketing	1,257,961	842,861
Total expenses	107,796,987	51,562,814
Income (loss) from operations	10,094,565	(1,873,958)

Other income (expenses):
Interest income (expense), net	(135,606)	(115,009)
Loss on remeasurement of warrant liabilities	(58,749)	-
Loss on initial equity method investments	(83,341)	-
Other income (loss)	(4,253)	-
Total other income (expense)	(281,949)	(115,009)

Net income (loss) before income tax benefit (expense)	9,812,616	(1,988,967)
Income tax expense	(440,179)	(10,029)
Net income (loss)	9,372,437	(1,998,996)
Net loss attributable to noncontrolling interests	(1,257,257)	(320,632)
Net income (loss) attributable to stockholders of DocGo Inc. and Subsidiaries	10,629,694	(1,678,364)
Other comprehensive income (loss)
Foreign currency translation adjustment	(5,863)	7,998
Total comprehensive gain (loss)	$10,623,831	$(1,670,366)

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Basic	$0.11	$(0.03)
Weighted-average shares outstanding - Basic	100,177,082	58,388,866

Net income (loss) per share attributable to DocGo Inc. and Subsidiaries - Diluted	$0.09	$(0.03)
Weighted-average shares outstanding - Diluted	115,652,049	58,388,866

DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$9,372,437	$(1,998,996)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	711,878	528,840
Amortization of intangible assets	633,363	422,024
Amortization of finance lease right-of-use assets	855,781	646,812
Loss from equity method investment	68,995	-
Bad debt expense	1,154,235	678,840
Stock based compensation	1,422,937	391,534
Loss on remeasurement of warrant liabilities	(58,749)	-
Changes in operating assets and liabilities:
Accounts receivable	1,061,709	(7,138,675)
Prepaid expenses and other current assets	(1,537,550)	(2,121,543)
Other assets	2,188,242	(113,384)
Accounts payable	(671,744)	(583,363)
Accrued liabilities	3,063,148	7,903,736
Net cash provided by (used in) operating activities	18,264,682	(1,384,175)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(602,416)	(760,049)
Acquisition of intangibles	(534,624)	(515,246)
Acquisition of businesses	-	(759)
Net cash used in investing activities	(1,137,040)	(1,276,054)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit line	1,000,000	-
Repayments of notes payable	(138,151)	(282,115)
Due to seller	(160,250)	-
Noncontrolling interest contributions	2,063,000	333,025
Proceeds from exercise of stock options	374,344	-
Equity costs	(19,570)	-
Payments on obligations under finance lease	(622,575)	(601,501)
Net cash provided by (used in) financing activities	2,496,798	(550,591)

Effect of exchange rate changes on cash and cash equivalents	(5,863)	7,998

Net increase (decrease) in cash and restricted cash	19,618,577	(3,202,822)
Cash and restricted cash at beginning of period	179,105,730	34,457,273
Cash and restricted cash at end of period	$198,724,307	$31,254,451

DocGo Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

Supplemental disclosure of cash and non-cash transactions:

Cash paid for interest	$68,222	$2,365

Cash paid for interest on finance lease liabilities	$153,327	$121,356

Cash paid for income taxes	$440,179	$7,225

Right-of-use assets obtained in exchange for lease liabilities	$722,716	$1,454,029

Reconciliation of cash and restricted cash
Cash	$188,353,909	$28,134,967

Restricted Cash	10,370,398	3,119,484

Total cash and restricted cash shown in statement of cash flows	$198,724,307	$31,254,451

	Three Months Ended
	March 31,
	2022	2021
Primary Geographical Markets
United States	$115,053,431	$47,681,374
United Kingdom	2,838,121	2,007,482
Total revenue	$117,891,552	$49,688,856

Major Segments/Service Lines
Transportation Services	$27,812,510	$19,124,020
Mobile Health	90,079,042	30,564,836
Total revenue	$117,891,552	$49,688,856

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	Q1 2021	Q1 2022
	2021	2022
Net Income/(loss) (GAAP)	$-2.0	$9.4
(+) Net Interest expense/ (income)	$0.1	$0.1
(+) Income Tax	$0.0	$0.4
(+) Depreciation & amortization	$1.6	$2.2
(+) Remeasurement of Warrant Liabilities	$0.0	$0.1
	$-0.3	$12.2

(+) Non-cash stock compensation	$0.4	$1.4
(+) Non-recurring expense	$0.3	$0.0
Adjusted EBITDA	$0.4	$13.6

Forecasted 2022 Revenue Growth Rate with and without Covid Testing

in $MM	FY 2021	FY 2022	% Change
Total Revenues	$319	$400-$420	25%-32%
Estimated Covid Testing Revenues	$110	$55	-50%
All non-Covid testing Revenues	$209	$345-$365	65%-75%

Contacts

Media Contact:

Janine Warner

Crowe PR

docgo@crowepr.com

(646) 916-5314

Investor Contacts:

Steven Halper

LifeSci Advisors

shalper@lifesciadvisors.com

or

ir@docgo.com

646-876-6455